Exhibit 99.1

Advent Software Reports Strong Third Quarter 2010 Results

Company Achieves Record Quarterly Revenues of $72 Million and a

12% Increase in Annual Contract Value over Prior Year

SAN FRANCISCO — October 25, 2010 — Advent Software, Inc. (NASDAQ: ADVS), a leading provider of software and services to the global investment management industry, announced today financial results for the third quarter ended September 30, 2010.

“I am extremely pleased with our third quarter financial results.  Once again, we performed well across all areas of our business,” said Stephanie DiMarco, Founder and Chief Executive Officer of Advent.  “There is a strong need for our products as firms increasingly look to more effectively manage risk and drive greater operational efficiency.  Our domestic competitive position remains very strong, and I am excited to report that we are seeing excellent international growth.”

THIRD QUARTER 2010 RESULTS

GAAP Results from Continuing Operations

The Company reported revenue from continuing operations of $72.0 million for the third quarter of 2010, compared to $63.8 million in the third quarter of 2009, a 13% increase.

Operating income from continuing operations for the third quarter of 2010 was $9.7 million, or 14% of revenue, which represented an increase of 67% compared with $5.8 million, or 9% of revenue, in the third quarter of 2009.

Net income from continuing operations for the third quarter of 2010 was $6.0 million compared to net income of $3.9 million in the third quarter of 2009, a 53% increase.

On a fully diluted basis, earnings per share from continuing operations in the third quarter of 2010 were $0.22 and represent a 47% increase from diluted earnings per share of $0.15 in the third quarter of 2009.

Operating cash flow from continuing operations in the third quarter of 2010 was $21.6 million, compared to $19.8 million in the third quarter of 2009, a 9% increase.  Cash, cash equivalents and marketable securities of continuing operations totaled $122.0 million as of September 30, 2010.

The Company repurchased approximately 32,000 of its shares in the third quarter of 2010 at an average price of $45.89 per share.

Non-GAAP Results from Continuing Operations

Non-GAAP operating income from continuing operations for the third quarter of 2010 was $15.7 million, or 22% of revenue. This represents a 28% increase compared to $12.3 million from continuing operations, or 19% of revenue, in the third quarter of 2009. On a fully diluted basis,

Non-GAAP earnings per share from continuing operations were $0.38 and represent a 27% increase from Non-GAAP diluted earnings per share of $0.30 in the third quarter of 2009.

The reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release.

THIRD QUARTER HIGHLIGHTS

•                  Healthy Trends in Fundamental Business Metrics: New term license and Advent OnDemand contracts signed in the third quarter of 2010 are expected to contribute $7.6 million in annual revenue once they are fully implemented, a 12% increase over the third quarter of 2009.  The renewal rate improved to a 91% initial renewal rate for the second quarter of 2010, a 4 point improvement over the same period last year.

•                  Continued International Growth: Signaling continued international momentum in Asia, Europe and the Middle East, Advent signed new customers in Singapore, Bahrain, Sweden, Switzerland and the U.K. in the third quarter.  New customers included one of the largest multi-strategy hedge funds in Asia and a major global bank with operations in both Europe and Asia.

•                  Launch of Moxy® 7.0: Advent released the latest version of Moxy®, its industry leading trade order management solution.  The new features and functionality included in Moxy® 7.0 help meet the demands of a more complex and faster-paced investment marketplace.  It is designed to support the growing trend towards model-driven portfolio construction and management, combined with increased concerns about compliance.

•                  Waters Magazine Award: For the second consecutive year, Advent was named ‘Best Portfolio Management System Provider’ by Waters Magazine in the publication’s annual readers’ choice rankings.

•                  Client Conference: With more than 1,100 attendees, Advent hosted a very successful client conference the week of September 21st in Las Vegas.

FINANCIAL GUIDANCE

Advent announces the following financial guidance for the fourth quarter and fiscal year 2010:

Guidance	Q4 2010 Continuing Operations	FY 2010 Continuing Operations
Total Revenue ($M)	$72M - $74M	$280M - $282M
Year over Year Growth	9% - 12%	8% - 9%
GAAP Operating Margin	n/a	11% - 12%
Amortization of Intangibles (% of revenue)	n/a	1% - 2%
Stock Compensation Expense (% of revenue)	n/a	7% - 8%
Non-GAAP Operating Margin	n/a	20% - 21%
Operating Cash Flow ($M)	n/a	$77M - $82M
Capital Expenditures ($M)	n/a	$18M - $20M

INVESTOR CALL

Advent Software, Inc. will host its Q3 2010 quarterly earnings conference call at 5:00 p.m. Eastern time today.  The Q3 2010 earnings presentation and trended disclosures file, which include highlights and detailed financial information, are currently available at

http://investor.advent.com.  To participate via phone, please dial 800-299-6183 and request conference ID #15451023.  A replay will be available through midnight, November 1, 2010, by calling 888-286-8010 and referencing conference ID #60812781.  The conference call will also be webcast live and then archived on http://investor.advent.com.

ABOUT ADVENT

Advent Software, Inc. (www.advent.com), a global firm, has provided trusted solutions to the world’s leading financial professionals since 1983.  Firms in more than 50 countries use Advent’s products and services.  Advent’s quality software, data, services and tools enable financial professionals to improve service and communication to their clients, allowing them to grow their business while controlling costs.  Advent is the only financial services software company to be awarded the Service Capability and Performance certification for being a world-class support organization.  For more information on Advent products visit http://www.advent.com/about/resources/demos/pr.

ABOUT NON-GAAP FINANCIAL INFORMATION

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the accompanying tables entitled “Reconciliation of Selected Continuing Operations’ GAAP Measures to Non-GAAP Measures.”

FORWARD-LOOKING STATEMENTS The financial projections under Financial Guidance, our revenue growth, market acceptance and demand for our products and new product releases, our competitive position, market conditions and their impact on our business, international expansion, and the momentum of the business, and other forward-looking statements included in this presentation reflect management’s best judgment based on factors currently known and involve risks and uncertainties; our actual results may differ materially from those discussed here.  These risks and uncertainties include: potential fluctuations in new contract bookings, renewal rates, operating results and future growth rates; continued market acceptance of our Advent Portfolio Exchange®, Axys®, Geneva® and Moxy® products; the successful development, release and market acceptance of new products and product enhancements; continued uncertainties and fluctuations in the financial markets; the Company’s ability to satisfy contractual performance requirements; and other risks detailed from time to time in our SEC reports including, but not limited to, our quarterly reports on Form 10-Q and our 2009 annual report on Form 10-K.  The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements including any guidance, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Advent, the Advent logo, Advent Software, and Moxy are registered marks of, and Advent OnDemand is a mark of Advent Software, Inc.  All other company names or marks mentioned herein are those of their respective owners.

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(GAAP, Unaudited)

	September 30	December 31
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$51,910	$57,877
Short-term marketable securities	70,126	31,273
Accounts receivable, net	44,735	44,246
Deferred taxes, current	15,145	15,081
Prepaid expenses and other	17,799	22,350
Current assets of discontinued operation	—	494

Total current assets	199,715	171,321
Property and equipment, net	41,534	33,945
Goodwill	146,460	144,827
Other intangibles, net	21,007	22,965
Long-term marketable securities	—	28,495
Deferred taxes, long-term	40,500	40,502
Other assets	9,719	10,142
Noncurrent assets of discontinued operation	2,095	2,095

Total assets	$461,030	$454,292

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,087	$4,708
Accrued liabilities	28,526	31,066
Deferred revenues	135,661	140,186
Income taxes payable	9,190	1,616
Current liabilities of discontinued operation	162	719

Total current liabilities	182,626	178,295
Deferred revenues, long-term	5,968	5,879
Other long-term liabilities	14,073	12,969
Noncurrent liabilities of discontinued operation	5,200	5,115

Total liabilities	207,867	202,258

Stockholders’ equity:
Common stock	257	259
Additional paid-in capital	399,415	386,623
Accumulated deficit	(156,067)	(145,584)
Accumulated other comprehensive income	9,558	10,736

Total stockholders’ equity	253,163	252,034

Total liabilities and stockholders’ equity	$461,030	$454,292

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(GAAP, Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2010	2009	2010	2009

Net revenues:
Term license, maintenance and other recurring	$61,971	$55,346	$181,055	$166,416
Perpetual license fees	2,755	2,370	7,796	7,633
Professional services and other	7,261	6,066	19,096	19,126

Total net revenues	71,987	63,782	207,947	193,175

Cost of revenues (1):
Term license, maintenance and other recurring	12,709	11,920	37,866	34,729
Perpetual license fees	61	65	199	255
Professional services and other	8,730	7,628	21,623	23,190
Amortization of developed technology	1,672	1,416	4,871	4,145

Total cost of revenues	23,172	21,029	64,559	62,319

Gross margin	48,815	42,753	143,388	130,856

Operating expenses (1):
Sales and marketing	16,763	15,627	50,671	46,538
Product development	13,069	12,179	38,237	35,528
General and administrative	8,893	8,636	28,316	25,932
Amortization of other intangibles	331	438	977	1,315
Restructuring charges	26	36	610	92

Total operating expenses	39,082	36,916	118,811	109,405

Income from continuing operations	9,733	5,837	24,577	21,451
Interest income and other income (expense), net	163	(194)	(772)	1,585

Income from continuing operations before income taxes	9,896	5,643	23,805	23,036
Provision for income taxes	3,915	1,741	8,734	6,612

Net income from continuing operations	$5,981	$3,902	$15,071	$16,424

Discontinued operation:
Net income (loss) from discontinued operation (net of applicable taxes of $(19), $223, $(69), and $1,409, respectively)	(23)	770	(98)	2,499

Net income	$5,958	$4,672	$14,973	$18,923

Basic net income (loss) per share:
Continuing operations	$0.23	$0.15	$0.59	$0.65
Discontinued operation	(0.00)	0.03	(0.00)	0.10
Total operations	$0.23	$0.18	$0.58	$0.75

Diluted net income (loss) per share:
Continuing operations	$0.22	$0.15	$0.56	$0.63
Discontinued operation	(0.00)	0.03	(0.00)	0.10
Total operations	$0.22	$0.18	$0.55	$0.72

Weighted average shares used to compute net income per share:
Basic	25,634	25,527	25,735	25,352
Diluted	27,116	26,630	27,139	26,244

(1) Includes stock-based employee compensation expense as follows:

Cost of term license, maintenance and other recurring revenues	$466	$498	$1,308	$1,333
Cost of professional services and other revenues	294	336	846	967
Total cost of revenues	760	834	2,154	2,300

Sales and marketing	1,572	1,650	4,288	4,265
Product development	1,356	1,326	3,882	3,641
General and administrative	1,122	1,388	3,314	3,769
Total operating expenses	4,050	4,364	11,484	11,675

Total stock-based employee compensation expense	$4,810	$5,198	$13,638	$13,975

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30
	2010	2009
Cash flows from operating activities:
Net income	$14,973	$18,923
Adjustment to net income for discontinued operation	98	(2,499)
Net income from continuing operations	15,071	16,424

Adjustments to reconcile net income to net cash provided by operating activities from continuing operations:
Stock-based compensation	13,638	13,975
Depreciation and amortization	13,289	12,432
Loss on dispositions of fixed assets	22	9
Provision for doubtful accounts	148	268
Provision for (reduction of) sales returns	(813)	454
Gain on investments	—	(2,056)
Deferred income taxes	(56)	(1)
Other	353	116
Effect of statement of operations adjustments	26,581	25,197
Changes in operating assets and liabilities:
Accounts receivable	(354)	7,717
Prepaid and other assets	4,770	5,688
Accounts payable	4,347	483
Accrued liabilities	(2,214)	(93)
Deferred revenues	(3,889)	(9,089)
Income taxes payable	7,548	5,250
Effect of changes in operating assets and liabilities	10,208	9,956

Net cash provided by operating activities from continuing operations	51,860	51,577

Cash flows from investing activities:
Cash used in acquisitions, net of cash acquired	(4,719)	—
Purchases of property and equipment	(14,995)	(2,860)
Capitalized software development costs	(1,599)	(2,000)
Purchases of marketable securities	(29,000)	—
Sales and maturities of marketable securities	19,000	—
Proceeds from disposition of fixed assets	—	37
Proceeds from sale of investments	—	2,056
Change in restricted cash	—	1,534

Net cash used in investing activities from continuing operations	(31,313)	(1,233)

Cash flows from financing activities:
Proceeds from common stock issued from exercises of stock options	10,943	6,318
Withholding taxes related to equity award net share settlement	(4,342)	(2,026)
Proceeds from common stock issued under the employee stock purchase plan	2,929	2,946
Repurchase of common stock	(35,881)	(14,578)
Repayment of long-term borrowing	—	(25,000)

Net cash used in financing activities from continuing operations	(26,351)	(32,340)

Net cash transferred (to) from discontinued operation	(76)	5,662

Effect of exchange rate changes on cash and cash equivalents	(87)	400

Net change in cash and cash equivalents from continuing operations	(5,967)	24,066
Cash and cash equivalents of continuing operations at beginning of period	57,877	45,098

Cash and cash equivalents of continuing operations at end of period	$51,910	$69,164

	Nine Months Ended September 30
	2010	2009
Supplemental disclosure of cash flow information
Cash flow from discontinued operation:
Net cash provided by (used in) operating activities	$(341)	$4,283
Net cash used in investing activities	—	(715)
Net cash transferred from (to) continuing operations	76	(5,662)
Effect of exchange rates on cash and cash equivalents	(1)	(8)
Net change in cash and cash equivalents from discontinued operations	(266)	(2,102)
Cash and cash equivalents of discontinued operation at beginning of period	266	3,253
Cash and cash equivalents of discontinued operation at end of period	$—	$1,151

ADVENT SOFTWARE, INC.

RECONCILIATION OF SELECTED CONTINUING OPERATIONS’ GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, Advent uses non-GAAP measures of continuing operations’ operating income, net income and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Advent’s underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States of America.

	Three Months Ended September 30, 2010 for Continuing Operations
	Gross	Gross	Operating	Operating	Net
	Margin	Margin %	Income	Income %	Income

GAAP	$48,815	68%	$9,733	14%	$5,981

Amortization of acquired developed technology	845		845		845
Amortization of other acquired intangibles	—		331		331
Stock-based compensation - cost of revenues	760		760		760
Stock-based compensation - operating expenses	—		4,050		4,050
Restructuring charges	—		26		26
Income tax adjustment for non-GAAP (1)	—		—		(1,653)

Non-GAAP	$50,420	70%	$15,745	22%	$10,340

Diluted net income per share
GAAP					$0.22
Non-GAAP					$0.38

Shares used to compute diluted net income per share					27,116

	Three Months Ended September 30, 2009 for Continuing Operations
	Gross	Gross	Operating	Operating	Net
	Margin	Margin %	Income	Income %	Income

GAAP	$42,753	67%	$5,837	9%	$3,902

Amortization of acquired developed technology	782		782		782
Amortization of other acquired intangibles	—		438		438
Stock-based compensation - cost of revenues	834		834		834
Stock-based compensation - operating expenses	—		4,364		4,364
Restructuring charges	—		36		36
Income tax adjustment for non-GAAP (1)	—		—		(2,493)

Non-GAAP	$44,369	70%	$12,291	19%	$7,863

Diluted net income per share
GAAP					$0.15
Non-GAAP					$0.30

Shares used to compute diluted net income per share					26,630

(1)          The estimated non-GAAP effective tax rate was 35% for the three months ended September 30, 2010 and 2009, respectively, and has been used to adjust the provision for income taxes for non-GAAP purposes.

Advent Software, Inc.

Reconciliation of Projected Continuing Operations’ GAAP Operating Income %

to Non-GAAP Operating Income %

(Preliminary and unaudited)

Advent provides projections of non-GAAP measures of its continuing operations’ operating income, which exclude certain costs, expenses, gains and losses which it believes is appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our projected continuing operations’ GAAP results are made with the intent of providing management and investors a more complete understanding continuing operations’ underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP projections are among the information management uses as a basis for planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States of America.

	Twelve Months Ended December 31, 2010
	Continuing Operations
	Operating Income %

Projected GAAP	11%	to	12%

Projected amortization of acquired developed technology and other acquired intangible asset adjustment	1%	to	2%
Projected stock based compensation adjustment	7%	to	8%

Projected non-GAAP	20%	to	21%